Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Neuberger Asset-Based Credit Fund, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Neuberger Asset-Based Credit Fund for the six-month period ended June 30, 2026, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Neuberger Asset-Based Credit Fund for the stated period.

/s/ Peter Sterling Peter Sterling
President and Principal Executive Officer

/s/ Dean Winick Dean Winick
Treasurer and Principal Financial Officer

Dated:	9/4/2026

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Neuberger Asset-Based Credit Fund for purposes of Section 18 of the Securities Exchange Act of 1934.